UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

July 7, 2015

Jamba, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32552	20-2122262
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6475 Christie Avenue, Suite 150, Emeryville, California 94608

(Address of principal executive offices)

Registrant's telephone number, including area code:

(510) 596-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 7, 2015, the Company completed the refranchising of a group of Company-owned stores located in Southern California as part of its refranchising initiative. In connection with the refranchising transaction, the Company transferred to one owner group operating five separate entities - Brea Juice Company, LLC, Fresh Juice Development, LLC, Grab N Go Juice, LLC, Juice To Go, LLC and LA Juice Company, LLC all machinery, equipment, computer hardware (including point of sale equipment), furniture, fixtures, tools, signs, other tangible personal property, all marketable inventory and all goodwill associated with the stores for a purchase price of $6,600,030 plus payment for cash on hand at each of the stores. Brea Juice Company, LLC, Fresh Juice Development, LLC, Grab N Go Juice, LLC, Juice To Go, LLC and LA Juice Company, LLC agreed to enter into the Company’s standard franchise agreement with a ten-year term in connection with entering into the transaction. The accompanying unaudited pro forma condensed consolidated financial statements give effect to the disposition of the assets in the above referenced refranchising transaction.

Item 9.01. Financial Statements and Exhibits

(b)	Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial statements of the Company, which reflect the disposition described in Item 2.01 and all other prior disposals under the Company’s refranchising initiative, are furnished as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated by reference herein.

(d)	Exhibits

99.1	Unaudited pro forma condensed consolidated financial statements of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMBA, INC.

Date: July 13, 2015	By:	/s/ Karen L. Luey
Karen L. Luey Chief Financial Officer, Chief Administrative Officer, Executive Vice President and Secretary